UNITED STATES SECURITIES AND EXCHANGE COMMISSION
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Ciena Corporation

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February 17, 2015

Notice to Ciena Employees

Ciena Annual Meeting & Proxy Materials - Thursday, March 26, 2015

Each year Ciena stockholders have the chance to take part in the governance of our company by submitting proxies and voting at our Annual Meeting, which this year is scheduled for Thursday, March 26, 2015.

As noted in last week's press release, our Annual Meeting will be completely virtual and held online at www.virtualshareholdermeeting.com/ciena2015.

If you were a Ciena stockholder as of January 29, 2015, the record date for this year's Annual Meeting, you will soon receive a Notice that your proxy materials are available online. The Notice will detail the items that are up for stockholder consideration at this year's Annual Meeting. These include:

•	the election of three nominees to serve as Class III directors;

•	the ratification of the appointment of PricewaterhouseCoopers as our auditors for fiscal 2015; and

•	the annual advisory “say on pay” vote on our executive compensation.

The Notice you receive will explain how to access our proxy materials online and how to vote your shares. This year, in addition to traditional voting methods, we are providing stockholders the ability to vote via mobile device.

Even if you are not a Ciena stockholder, you may be interested in reviewing a multimedia version of our annual report as well as our proxy statement for the Annual Meeting - both of which are available online at http://investor.ciena.com/.

Printed copies are available upon request by completing the information request form on that same page. As in the past, we will provide printed copies of the annual report to the receptionist or facilities coordinator at each major Ciena facility for distribution to employees, customers and visitors as needed.

If you have any additional questions, please don't hesitate to contact Amanda Norton in Ciena's Investor Relations department directly at 410.865.8989 or by email at anorton@ciena.com.